(e)(1)(A)(i)

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

VOYA INVESTORS TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

NAME OF FUNDS

Voya Balanced Income Portfolio (formerly, VY® Franklin Income Portfolio)

Voya Global Perspectives® Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

Voya U.S. Stock Index Portfolio

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Global Real Estate Portfolio

VY® Clarion Real Estate Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

VY® Morgan Stanley Global Franchise Portfolio

VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

VY® T. Rowe Price International Stock Portfolio